EXHIBIT 99.4 Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA Report of Independent Registered Public Accounting Firm To the Management and the Board of Directors of Berry Global Group, Inc. Opinion on the Financial Statements We have audited the accompanying combined balance sheets of Spinco (the Company) as of September 28, 2024 and September 30, 2023, the related combined statements of operations, comprehensive income (loss), cash flows and changes in parent invested equity for each of the three years in the period ended September 28, 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at September 28, 2024 and September 30, 2023, and the results of its operations and its cash flows for each of the three years in the period ended September 28, 2024, in conformity with U.S. generally accepted accounting principles. Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. Critical Audit Matter The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which it relates.

2 Valuation of Goodwill Description of the Matter At September 28, 2024, the Company's goodwill was $624 million. As discussed in Note 1 to the combined financial statements, goodwill is evaluated for impairment at least annually at the reporting unit level, or more frequently if events or changes in circumstances indicate the goodwill might be impaired. The Company performed its quantitative goodwill impairment test at July 1, 2024, which resulted in a $171 million pre-tax impairment charge. Auditing management's annual goodwill impairment test was complex due to the significant estimation uncertainty in determining the fair value of the reporting units. In particular, the fair value estimate was sensitive to significant assumptions, such as changes in the weighted average cost of capital, revenue growth rates, EBITDA margin, and the terminal growth rate, which are affected by economic and company-specific qualitative factors. How We Addressed the Matter in Our Audit To test the fair value of the Company's reporting units, we performed audit procedures that included, among others, testing the significant assumptions discussed above and the underlying data used by the Company in its analysis. We compared the significant assumptions used by management to historical results, industry and economic trends, and assumptions used in other estimates. We assessed the historical accuracy of management's estimates and performed sensitivity analyses of significant assumptions to evaluate the changes in the fair value of the reporting units that would result from changes in the assumptions. In performing our testing, we utilized our valuation specialists to assist us in evaluating the reasonableness of the Company's significant assumptions. /s/ Ernst & Young LLP We have served as the Company’s auditor since 2024. Indianapolis, Indiana December 23, 2024

3 Spinco Combined Statements of Operations (in millions of dollars) Fiscal years ended September 28, 2024 September 30, 2023 October 01, 2022 Net sales $ 2,187 $ 2,275 $ 2,803 Costs and expenses: Cost of goods sold 1,950 1,995 2,425 Selling, general and administrative 107 110 120 Amortization of intangibles 48 51 53 Goodwill and other impairment 172 - - Restructuring and other activities 30 24 9 Corporate expense allocation 21 26 24 Operating income (loss) (141) 69 172 Other (income) expense (9) (3) 16 Interest expense 3 - 4 Income (loss) before income taxes (135) 72 152 Income tax expense 19 34 33 Net income (loss) $ (154) $ 38 $ 119 Spinco Combined Statements of Comprehensive Income (Loss) (in millions of dollars) Fiscal years ended September 28, 2024 September 30, 2023 October 01, 2022 Net income (loss) $ (154) $ 38 $ 119 Currency translation 3 66 (75) Other comprehensive income (loss) 3 66 (75) Comprehensive income (loss) $ (151) $ 104 $ 44 See notes to combined financial statements.

4 Spinco Combined Balance Sheets (in millions of dollars) September 28, 2024 September 30, 2023 Assets Current assets: Cash and cash equivalents $ 230 $ 185 Short term investments - 29 Accounts receivable, net 359 330 Inventories, net 259 243 Prepaid expenses and other current assets 38 46 Total current assets 886 833 Property, plant and equipment, net 949 998 Goodwill and intangible assets, net 850 1,069 Right-of-use assets 49 52 Other assets 73 75 Total assets $ 2,807 $ 3,027 Liabilities and Parent Invested Equity Current liabilities: Accounts payable $ 295 $ 265 Accrued expenses 162 139 Current portion of long-term debt - 2 Total current liabilities 457 406 Deferred income taxes 78 83 Operating lease liabilities 39 41 Other long-term liabilities 94 107 Total liabilities 668 637 Commitments and Contingencies Parent invested equity: Parent investment in Spinco 2,307 2,561 Accumulated other comprehensive loss (168) (171) Total parent invested equity 2,139 2,390 Total liabilities and parent invested equity $ 2,807 $ 3,027 See notes to combined financial statements.

5 Spinco Combined Statements of Cash Flows (in millions of dollars) Fiscal years ended September 28, 2024 September 30, 2023 October 1, 2022 Cash Flows from Operating Activities: Net income (loss) $ (154) $ 38 $ 119 Adjustments to reconcile net income (loss) to net cash from operating activities: Depreciation 127 118 115 Amortization of intangibles 48 51 53 Non-cash interest expense 5 5 4 Goodwill and other impairment 172 - - Share-based compensation expense 7 7 7 Deferred income tax (9) (9) (7) Other non-cash operating activities, net (3) (10) 13 Changes in operating assets and liabilities: Accounts receivable, net (27) 63 29 Inventories, net (16) 49 22 Prepaid expenses and other assets 2 - (6) Accounts payable and other liabilities 40 (55) (25) Net cash from operating activities 192 257 324 Cash Flows from Investing Activities: Additions to property, plant and equipment, net (72) (88) (104) Proceeds from sale of assets 4 - - Other investing activities 29 - - Net cash from investing activities (39) (88) (104) Cash Flows from Financing Activities: Repayment of long-term borrowings (2) (4) (4) Net transfers to Parent (107) (206) (212) Net cash from financing activities (109) (210) (216) Effect of currency translation on cash 1 13 (9) Net change in cash and cash equivalents 45 (28) (5) Cash and cash equivalents at beginning of period 185 213 218 Cash and cash equivalents at end of period $ 230 185 213 See notes to combined financial statements.

6 Spinco Combined Statements of Changes in Parent Invested Equity (in millions of dollars) Parent Investment in Spinco Accumulated Other Comprehensive Loss Total Balance at October 2, 2021 $ 2,810 $ (162) $ 2,648 Net income 119 - 119 Other comprehensive income (loss) - (75) (75) Transfers to Parent, net (205) - (205) Balance at October 2, 2022 $ 2,724 $ (237) $ 2,487 Net income 38 - 38 Other comprehensive income (loss) - 66 66 Transfers to Parent, net (201) - (201) Balance at September 30, 2023 $ 2,561 $ (171) $ 2,390 Net loss (154) - (154) Other comprehensive income (loss) - 3 3 Transfers to Parent, net (100) - (100) Balance at September 28, 2024 $ 2,307 $ (168) $ 2,139 See notes to combined financial statements.

7 Spinco Notes to Combined Financial Statements Fiscal years 2024, 2023 and 2022 (in millions of dollars, except as otherwise noted) 1. Basis of Presentation and Summary of Significant Accounting Policies Berry’s Health, Hygiene and Specialties Global Nonwovens and Films business (“Spinco” or the “Company”) is a leading global supplier of a broad range of innovative non-woven and related products that services global markets. We sell our products predominantly into stable, consumer-oriented end markets, such as healthcare, personal care and infection prevention. Our customers consist of a mix of leading global, national, and mid-sized regional businesses. For the fiscal year ended September 28, 2024 (“fiscal 2024”), our top customer represented approximately 12% of net sales and our top ten customers represented approximately 43% of net sales. We believe our manufacturing processes, manufacturing footprint and our ability to leverage our scale to reduce costs, positions us as a low-cost manufacturer relative to our competitors. Basis of Presentation and Related Party Transactions The combined financial statements were prepared on a stand-alone basis derived from the financial statements and accounting records of Berry. Combined financial statements reflect the historical results of operations, financial position and cash flows of Spinco as it was historically managed and adjusted to conform with accounting principles generally accepted in the United States of America (U.S. GAAP). These combined financial statements are presented as if Spinco had operated on a stand-alone basis for fiscal periods ending September 28,2024 ("fiscal 2024"), September 30, 2023 (“fiscal 2023”), and October 1, 2022 (“fiscal 2022”). Spinco is primarily comprised of a combination of various subsidiary companies of Berry in certain jurisdictions and separate legal entities. Significant intercompany balances with Berry that are outside the transaction perimeter have been eliminated. The assets and liabilities in the combined financial statements are wholly owned by Berry. As a result, the combined financial statements included herein may not necessarily be indicative of Spinco’s financial position, results of operations, or cash flows had it operated as a stand-alone entity during the periods presented, nor are they indicative of the financial position or results of operations going forward. All significant transactions between Spinco and Berry have been included in the combined financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheets as parent invested equity. In the combined statements of changes in parent invested equity, the Transfers to Parent, net is the net of a variety of intercompany transactions including collection of trade receivables, payment of trade payables and accrued liabilities, settlement of charges for various allocated Berry expenses, and payment of taxes on Spinco’s behalf. The combined financial statements reflect the assets, liabilities and operations of the Spinco business. The Combined Financial Statements also include the recognition of certain assets and liabilities that have historically been recorded at the Berry corporate level but which are specifically identifiable or otherwise attributable to Spinco. Spinco utilizes centralized functions of Berry to support its operations, particularly in the U.S. Such expenses represent costs related, but not limited to, treasury, legal, accounting, insurance, information technology, human resources, and other services. These costs are included within the Corporate expense allocation caption in the Combined Statements of Income. Where it is possible to specifically attribute such expenses to activities of Spinco, these amounts have been charged or credited directly to Spinco without allocation or apportionment. Allocation of all other such expenses is based on a reasonable reflection of the utilization of service provided or benefits received by Spinco during the periods presented on a consistent basis, such as earnings metrics and sales. Spinco management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by Spinco during the periods presented. However, these shared expenses may not represent the amounts that would have been incurred had Spinco operated autonomously or independently from Berry. Actual costs that would have been incurred if Spinco had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure. (See Note 6. Corporate Expense Allocation)

8 Berry uses a centralized approach to cash management, particularly in the U.S. Accordingly, U.S. cash and cash equivalents are held by Berry at the corporate level and were not attributed to Spinco for any of the periods presented. Cash and cash equivalents in the combined financial statements relate to foreign entities. Transfers of cash, both to and from Berry’s centralized cash management system, are reflected as a component of Parent investment in Spinco on the combined balance sheets and as a financing activity within the accompanying combined statement of cash flows. Intercompany transactions between the Company and Parent have been included in these combined financial statements and are forgiven at the time the transaction is recorded. Debt obligations of Berry have not been included in the combined financial statements of Spinco, because Spinco is not a party to the obligation between Berry and the debt holders. The income tax provision in the combined statements of income has been calculated as if Spinco was operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates. Spinco’s operations have historically been included in the Berry U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. Berry’s global tax model has been developed based on its entire portfolio of businesses. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of Spinco’s actual tax balances prior to or subsequent to Spinco operating as a stand-alone company. Revenue Recognition and Accounts Receivable Revenue is recognized when performance obligations are satisfied, in an amount reflecting the consideration to which the Company expects to be entitled. We consider the promise to transfer products to be our sole performance obligation. Generally, our revenue is recognized for standard promised goods at the time of shipment, when title and risk of loss pass to the customer. The Company disaggregates revenue based on geography. See Note 8 Segment and Geographic Data. Accounts receivable are presented net of allowance for credit losses of $7 million and $6 million at September 28, 2024 and September 30, 2023, respectively. The Company records its current expected credit losses based on a variety of factors including historical loss experience and current customer financial condition. The changes to our current expected credit losses, write-off activity, and recoveries were not material for any of the periods presented. The Parent has entered into various factoring agreements, including customer-based supply chain financing programs, to sell certain receivables to third-party financial institutions. Agreements which result in true sales of the transferred receivables, which occur when receivables are transferred without recourse to the Parent, are reflected as a reduction of trade accounts receivable, net on the combined balance sheets and the proceeds are included in the cash flows from operating activities in the combined statements of cash flows. Research and Development Research and development costs are expensed when incurred. The Company incurred research and development expenditures of $13 million, $15 million, and $16 million in fiscal 2024, 2023, and 2022, respectively, which are included in Selling, general and administrative in the combined statements of income. Share-Based Compensation Spinco employees have historically participated in Berry’s stock incentive plans for key employees and directors, primarily in the form of options and restricted stock units. Equity-based compensation expense has been either directly reported by or allocated to Spinco based on the awards and terms previously granted to Berry’s employees. These costs were primarily included within the Selling, general and administrative caption of the Combined Statements of Income. Compensation expense for stock incentive plans is generally based on the grant-date fair value over the appropriate vesting period. The fair value for options granted has been estimated at the date of grant using a Black-Scholes model. The fair value of RSU's is based upon the fair value of the shares at the grant date. Foreign Currency

9 For the non-U.S. subsidiaries that account in a functional currency other than U.S. dollars, assets and liabilities are translated into U.S. dollars using period-end exchange rates. Sales and expenses are translated at the average exchange rates in effect during the period. Foreign currency translation gains and losses are included as a component of Accumulated other comprehensive loss within Parent Invested Equity in the combined balance sheets. Gains and losses resulting from foreign currency transactions are included in Other (income) expense in the combined statements of income. Cash and Cash Equivalents All highly liquid investments purchased with a maturity of three months or less from the time of purchase are considered to be cash equivalents. Inventories Inventories are stated at the lower of cost or net realizable value and are valued using the first-in, first-out method. Management periodically reviews inventory balances, using recent and future expected sales to identify slow- moving and/or obsolete items. The cost of spare parts with an expected useful life of less than 5 years is charged to cost of goods sold when purchased. We evaluate our reserve for inventory obsolescence on a quarterly basis and review inventory on-hand to determine future salability. We base our determinations on the age of the inventory and the experience of our personnel. We reserve inventory that we deem to be not salable in the quarter in which we make the determination. We believe, based on past history and our policies and procedures, that our net inventory is salable. Inventory, including reserves of $15 million as of both fiscal 2024 and 2023 was: Inventories: 2024 2023 Finished goods $ 156 $ 145 Raw materials 103 98 $ 259 $ 243 Property, Plant and Equipment and Long-lived Assets Property, plant and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from 15 to 40 years for buildings and improvements, 2 to 20 years for machinery, equipment, and tooling, and over the term of the agreement for capital leases. Leasehold improvements are depreciated over the shorter of the useful life of the improvement or the lease term. Repairs and maintenance costs are charged to expense as incurred. Property, plant and equipment as of fiscal 2024 and 2023 was: Property, plant and equipment: 2024 2023 Land, buildings and improvements $ 376 $ 383 Equipment and construction in progress 1,543 1,474 1,919 1,857 Less accumulated depreciation (970) (859) $ 949 $ 998 Long-lived assets, including property, plant and equipment and definite lived intangible assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment,” whenever facts and circumstances indicate that the carrying amount may not be recoverable. Specifically, this process involves comparing an asset’s carrying value to the estimated undiscounted future cash flows the asset is expected to generate over its remaining life. If this process were to result in the conclusion that the carrying value of a long-lived asset would not be recoverable, a write-down of the asset to fair value would be recorded through a charge to operations. No impairments were recorded in the periods presented. Goodwill The changes in the carrying amount of goodwill are as follows:

	Americas		Rest of World		Total
Balance as of fiscal 2022	$	584	$	198	$ 782
Foreign currency translation adjustment		5		7	12
Balance as of fiscal 2023	$	589	$	205	$ 794
Goodwill impairment		-		**(171)**	**(171)**
Foreign currency translation adjustment		**(4)**		**5**	**1**
Balance as of fiscal 2024	**$**	**585**	**$**	**39**	**$ 624**

As part of the carve-out process for fiscal 2024, the Company completed a quantitative test to evaluate impairment of goodwill in order to determine if the carrying value of any reporting unit exceeded its fair value. This was completed on the first day of the fourth fiscal quarter of fiscal 2024. The fair value for each reporting unit is estimated based on a combination of a comparative company market approach and a discounted cash flow analysis (income approach). Our forecasts included a terminal growth rate of 2.5%, modest margin expansion attributed to capital investments and normalization of energy inflation, and discount rates ranging from 10.5% to 11.5% being applied to the forecasted cash flows. Using the quantitative approach, the Company makes various estimates and assumptions in determining the estimated fair value of each reporting unit using a combination of discounted cash flow models and valuations based on earnings multiples for the Company's public peer group. Discounted cash flow models are reliant on various assumptions, including projected business results, long-term growth factors and weighted-average cost of capital. Management judgment is involved in estimating these variables, and they include uncertainties since they are forecasting future events. As a result of our annual impairment evaluations the Company recognized a goodwill impairment of $171 million in the Rest of World segment due to the sustained impact of general market softness, macro-economic conditions and continued lower market valuation multiples. Additionally, future declines in valuation market multiples, sustained lower earnings, or macroeconomic challenges could impact future impairment tests.

Intangible Assets

	Customer Relationships		Trademarks		Other Intangibles		Total
Balance as of fiscal 2022 (a)	$	255	$	27	$	42	$ 324
Foreign currency translation adjustment		1		-		1	2
Amortization expense		(44)		-		(7)	(51)
Balance as of fiscal 2023	$	212	$	27	$	36	$ 275
Foreign currency translation adjustment		-		-		-	-
Amortization expense		**(41)**		-		**(7)**	**(48)**
Impairment		-		-		**(1)**	**(1)**
Balance as of fiscal 2024	**$**	**171**	**$**	**27**	**$**	**28**	**$ 226**

(a) Net of Amortization of: $354 million Customer relationships, $3million Trademarks, $41 million Other Intangibles

Customer relationships are being amortized using an accelerated amortization method which corresponds with the customer attrition rates used in the initial valuation of the intangibles over the estimated life of the relationships which range from 10 to 15 years. The Company has trademarks that total $26 million that are indefinite lived and we test annually for impairment on the first day of the fourth quarter. Definite lived trademarks are being amortized using the straight-line method over the estimated life of the assets which are not more than 15 years. Other intangibles, which include technology and licenses, are being amortized using the straight-line method over the estimated life of the assets which range from 8 to 20 years. We completed the annual impairment test of our indefinite lived trademarks utilizing the qualitative method in 2024, 2023 and 2022 and noted no impairment.

Future amortization expense for definite lived intangibles as of fiscal 2024 for the next five fiscal years is $45 million, $40 million, $38 million, $29 million, and $23 million each year for fiscal years ending 2025, 2026, 2027, 2028, and 2029, respectively.

Leases

10

11 The Company leases certain manufacturing facilities, warehouses, office space, manufacturing equipment, office equipment, and automobiles. We recognize right-of-use assets and lease liabilities for leases with original lease terms greater than one year based on the present value of lease payments over the lease term using our incremental borrowing rate on a collateralized basis. Short-term leases, with original lease terms of less than one year, are not recognized on the combined balance sheet. We are party to certain leases, namely for manufacturing facilities, which offer renewal options to extend the original lease term. Renewal options are included in the right-of-use asset and lease liability based on our assessment of the probability that the options will be exercised. See note 3. Commitments, Leases and Contingencies. At September 28, 2024, annual lease commitments were as follows: Fiscal Year Operating Leases Finance Leases 2025 $ 12 $ - 2026 11 - 2027 9 - 2028 7 - 2029 5 - Thereafter 12 - Total lease payments 56 - Less: Interest (6) - Present value of lease liabilities $ 50 $ - Income Taxes The Company accounts for income taxes under the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company’s combined financial statements or income tax returns. Income taxes are recognized during the period in which the underlying transactions are recorded. Deferred taxes, with the exception of non-deductible goodwill, are provided for temporary differences between amounts of assets and liabilities as recorded for financial reporting purposes and such amounts as measured by tax laws. If the Company determines that a deferred tax asset arising from temporary differences is not likely to be utilized, the Company will establish a valuation allowance against that asset to record it at its expected realizable value. The Company recognizes uncertain tax positions when it is more likely than not that the tax position will be sustained upon examination by relevant taxing authorities, based on the technical merits of the position. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company’s effective tax rate is dependent on many factors including: the impact of enacted tax laws in jurisdictions in which the Company operates; the amount of earnings by jurisdiction, due to varying tax rates in each country; and the Company’s ability to utilize foreign tax credits related to foreign taxes paid on foreign earnings that will be remitted to the U.S. Spinco income taxes as presented are calculated on a separate return basis, although Spinco’s operations have historically been included in Berry’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. As Spinco has operations in many jurisdictions are unincorporated commercial units of Berry and its subsidiaries, stand-alone tax returns have not been filed for the operations in these jurisdictions. Accordingly, Spinco’s tax results as presented are not necessarily reflective of the results that Spinco would have generated on a stand-alone basis. Spinco’s combined balance sheets reflect assumptions regarding the expected manner of the spin-off of the Company that would result in Berry retaining certain tax attributes in a number of jurisdictions. As a result, the tax attributes that Berry would retain in these jurisdictions have been eliminated from the Spinco combined balance sheets. The income tax expense of these items has been reflected in the combined statements of income, with a corresponding offset to Parent investment in Spinco. See Note 5. Income Taxes Comprehensive Income (Loss)

12 Comprehensive income (loss) is comprised of net income and other comprehensive income (loss). Other comprehensive income (loss) includes net unrealized gains or losses resulting from currency translations of foreign subsidiaries. The accumulated balances related to each component of other comprehensive income (loss), before reclassifications were as follows: Currency Translation Accumulated Other Comprehensive Loss Balance as of fiscal 2021 $ (162) $ (162) Other comprehensive income (loss) (75) (75) Balance as of fiscal 2022 $ (237) $ (237) Other comprehensive income (loss) 66 66 Balance as of fiscal 2023 $ (171) $ (171) Other comprehensive income (loss) 3 3 Balance as of fiscal 2024 $ (168) $ (168) Use of Estimates The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make extensive use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of sales and expenses. Actual results could differ materially from these estimates. Changes in estimates are recorded in results of operations in the period that the event or circumstances giving rise to such changes occur. Recently Issued Accounting Pronouncements In November 2023, the FASB issued ASU No.2023-07 "Segment Reporting (Topic 280): Improvements to Reporting Segment Disclosures." The ASU was issued to improve reportable segment disclosure requirements, primarily through enhanced disclosures of significant segment expenses that are regularly provided to the chief operating decision maker and included within segment profit and loss. This guidance is effective for fiscal years beginning after December 15,2023, and interim periods within fiscal years beginning after December 15, 2024, with earl adoption permitted, and applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance. In December 2023, the Financial Accounting Standards Board ("FASB") issued ASU No.2023-09 "Income Taxes (Topic 740): Improvements to Income Tax Disclosures." The ASU was issued to improve transparency and disclosure requirements for the rate recognition, income taxes paid and other tax disclosures. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and may be applied either prospectively or retrospectively. The Company is currently evaluating the impact of adopting this guidance. 2. Fair Value Measurements Non-recurring Fair Value Measurements The Company has certain assets that are measured at fair value on a non-recurring basis when impairment indicators are present or when the Company completes an acquisition. The Company adjusts certain long-lived assets to fair value only when the carrying values exceed the fair values. The categorization of the framework used to value the assets is considered Level 3, due to the subjective nature of the unobservable inputs used to determine the fair value. Included in the following tables are the major categories of assets and their current carrying values, along with the impairment loss recognized on the fair value measurement for the fiscal years then ended:

13 2024 Level 1 Level 2 Level 3 Total Impairment Indefinite lived trademarks $ - $ - $ 26 $ 26 $ - Goodwill - - 624 624 (171) Definite lived intangible assets - - 200 200 (1) Property, plant and equipment - - 949 949 - Total $ - $ - $ 1,799 $ 1,799 $ (172) 2023 Level 1 Level 2 Level 3 Total Impairment Indefinite lived trademarks $ - $ - $ 26 $ 26 $ - Goodwill - - 794 794 - Definite lived intangible assets - - 249 249 - Property, plant and equipment - - 998 998 - Total $ - $ - $ 2,067 $ 2,067 $ - Recurring Fair Value Measurements The Company held short term investments in Argentina which are remeasured at fair value based on level 2 inputs. As of fiscal years ended 2024 and 2023, the investment balance was $0 and $29 million, respectively. At September 28, 2024 and September 30, 2023, the value of the Company's virtual power purchase agreement in Spain was $8 million and $12 million, respectively, and is recorded in Other Assets. Changes in the fair value of the asset are recorded in Cost of goods sold. The categorization of the framework used to value the assets is considered Level 3, based on the use of various unobservable inputs in the forward energy prices, fixed contractual price, and the risk-free rate. 3. Commitments, Leases and Contingencies The Company has various purchase commitments for raw materials, supplies and property and equipment incidental to the ordinary conduct of business. Leases Supplemental lease information is as follows: Leases Classification 2024 2023 Operating leases: Operating lease right-of-use assets Right-of-use asset $ 49 $ 52 Current operating lease liabilities Accrued expenses 11 11 Noncurrent operating lease liabilities Operating lease liability 39 41 Finance leases: Finance lease right-of-use assets Property, plant, and equipment, net $ 6 $ 9 Current finance lease liabilities Current portion of long-term debt - 2 Lease Type Cash Flow Classification Lease Expense Category 2024 2023 Operating leases Operating cash flows Lease cost $ 15 $ 12 Finance leases Operating cash flows Interest expense - - Finance leases Financing cash flows - 9 4 Finance leases - Amortization of right-of-use assets 3 3

14 2024 2023 Weighted-average remaining lease term - operating leases 6.5 years 4 years Weighted-average remaining lease term - finance leases 0 years 1 years Weighted-average discount rate - operating leases 3.5% 3.1 % Weighted-average discount rate - finance leases 4.5% 4.5 % Right-of-use assets obtained in exchange for new operating lease liabilities were $8 million for fiscal 2024. Litigation The Company is party to various legal proceedings involving routine claims which are incidental to its business. Although the Company’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company believes that any ultimate liability would not be material to its combined financial position, results of operations or cash flows. Tax Claims As part of a previous acquisition, the Company acquired a liability related to certain tax claims treated as a deferred purchase price (the “Deferred Consideration”). The Deferred Consideration accretes at a rate of 9.5% per annum compounded daily, which shall be paid to the selling stockholders of the previous acquisition to the extent certain existing and potential tax claims are resolved. At September 28, 2024 and September 30, 2023, the outstanding balance of the Deferred Consideration was $53 million and $52 million, respectively. If the Company incurs actual tax liability with respect to the tax claims, the amount of the Deferred Consideration owed to the selling stockholders will be reduced by the amount of such actual tax liability. The Company will be responsible for any actual tax liability in excess of the Deferred Consideration. The Deferred Consideration is reflected on the combined balance sheets in Other long-term liabilities as the settlement of existing and potential claims is expected to be greater than one year. 4. Accrued Expenses The following table sets forth the totals included in Accrued expenses as of fiscal year end. 2024 2023 Employee compensation, payroll, and other $ 47 $ 44 Accrued taxes 61 44 Operating lease liabilities 11 11 Other 43 40 $ 162 $ 139 5. Income Taxes The Company is being taxed at the U.S. corporate level as a C-Corporation and has provided U.S. Federal, State and foreign income taxes. Significant components of income tax expense for the fiscal years ended are as follows:

15 2024 2023 2022 Current U.S. Federal $ 8 $ 12 $ 4 State 1 1 1 Non-U.S. 19 30 35 Total current 28 43 40 Deferred: U.S. Federal (4) (5) (1) State (1) (2) (1) Non-U.S. (4) (2) (5) Total deferred (9) (9) (7) Expense for income taxes $ 19 $ 34 $ 33 U.S. income before income taxes was $18 million, $15 million, and $30 million for fiscal 2024, 2023, and 2022, respectively. Non-U.S. income before income taxes was $(153) million, $57 million, and $122 million for fiscal 2024, 2023, and 2022, respectively. The Company paid cash taxes of $9 million, $29 million, and $52 million in fiscal 2024, 2023, and 2022, respectively. The reconciliation between U.S. Federal income tax expense at the statutory rate and the Company’s expense for income taxes for fiscal years ended are as follows: 2024 2023 2022 U.S. Federal income tax expense at the statutory rate $ (28) $ 15 $ 32 Adjustments to reconcile to the income tax provision: U.S. state income tax expense - - 1 Federal and state credits (1) (1) (1) Share-based compensation - - (1) Withholding taxes 2 6 2 Changes in foreign valuation allowance 11 5 2 Foreign income taxed in the U.S. - 1 2 Rate differences between U.S. and foreign - 3 9 Brazil provision to return - - 3 Foreign intercompany write off - - 3 Foreign restructuring benefit - - (8) Brazil ICMS rate reduction (6) (2) (3) Uncertain tax positions (5) 2 (12) Goodwill impairment 44 - - Other 2 5 4 Expense for income taxes $ 19 $ 34 $ 33 Deferred income taxes result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax liability as of fiscal years ended are as follows:

16 2024 2023 Deferred tax assets: Accrued liabilities and reserves $ 7 $ 6 Inventories 3 5 Net operating loss carryforward 103 108 Lease liability 12 9 Foreign tax credit carryforward 19 15 Capitalization research and development expenditures 9 6 Other 3 - Total deferred tax assets 156 149 Valuation allowance (36) (23) Total deferred tax assets, net of valuation allowance 120 126 Deferred tax liabilities: Property, plant and equipment 68 75 Intangible assets 50 59 Leased asset 12 9 Other 11 12 Total deferred tax liabilities 141 155 Net deferred tax liability $ (21) $ (29) The Company had $57 million and $54 million of net deferred tax assets recorded in Other assets, and $78 million and $83 million of net deferred tax liabilities recorded in Deferred income taxes on the Combined Balance Sheets as of the fiscal years ended 2024 and 2023, respectively. As of September 28, 2024, the Company has recorded deferred tax assets related to federal, state, and foreign net operating losses, interest expense, and tax credits. These attributes are spread across multiple jurisdictions and generally have expiration periods beginning in 2024 while a portion remains available indefinitely. Each attribute has been assessed for realization and a valuation allowance is recorded against the deferred tax assets to bring the net amount recorded to the amount more likely than not to be realized. The valuation allowance against deferred tax assets was $36 million and $23 million as of the fiscal years ended 2024 and 2023, respectively, related to the foreign and U.S. federal and state operations. The Company is permanently reinvested except to the extent the foreign earnings are previously taxed or to the extent that we have sufficient basis in our non-U.S. subsidiaries to repatriate earnings on an income tax free basis. Uncertain Tax Positions The following table summarizes the activity related to our gross unrecognized tax benefits for fiscal years ended: 2024 2023 Beginning unrecognized tax benefits $ 17 $ 16 Gross increases - tax positions in prior periods 2 - Gross increases - current period tax positions - 1 Settlements (1) - Lapse of statute of limitations (6) - Ending unrecognized tax benefits $ 12 $ 17 As of fiscal year end 2024, the amount of unrecognized tax benefit that, if recognized, would affect our effective tax rate was $12 million and we had $4 million accrued for payment of interest and penalties related to our uncertain tax positions. Our penalties and interest related to uncertain tax positions are included in income tax expense. As a result of global operations, we file income tax returns in the U.S. federal, various state and local, and foreign jurisdictions and are routinely subject to examination by taxing authorities throughout the world. Excluding potential adjustments to net operating losses, the U.S. federal and state income tax returns are no longer subject to income tax

17 assessments for years before 2020. With few exceptions, the major foreign jurisdictions are no longer subject to income tax assessments for years before 2017. 6. Corporate Expense Allocation Based on management estimates, $21 million, $26 million, $24 million, of general corporate expenses including information technology, accounting, legal, human resources, and other services were allocated to Spinco during the fiscal years ended September 28, 2024, September 30, 2023 and October 1, 2022, respectively. Management estimates corporate costs on a standalone basis would have been approximately $17 million to $22 million per year. 7. Restructuring and Other Activities The Company has announced various restructuring plans in the last three fiscal years which included cost savings initiatives, consolidating and rationalizing facilities. In all instances, the majority of the operations from rationalized facilities was transferred to other facilities within the respective reportable segment. During fiscal 2022, 2023, and 2024, the Company did not shut down any facilities with significant net sales. The table below sets forth the significant components of the restructuring transaction and other activities, including supply chain financings activity charges recognized for the fiscal years ended, by reportable segment: 2024 2023 2022 Americas $ 14 $ 17 $ 5 Rest of World 16 7 4 Consolidated $ 30 $ 24 $ 9 The table below sets forth the activity with respect to the restructuring charges and the impact on our accrued restructuring reserves: Restructuring Employee Severance and Benefits Facility Exit Costs Non-cash Impairment Charges Other Activities Total Balance as of fiscal 2021 $ - $ - $ - $ - $ - Charges 1 - - 8 9 Cash (1) - - (4) (5) Balance as of fiscal 2022 $ - $ - $ - $ 4 $ 4 Charges 10 1 - 13 24 Cash (10) (1) - (17) (28) Balance as of fiscal 2023 $ - $ - $ - $ - $ - Charges 13 3 3 11 30 Non-cash asset impairment - - (3) - (3) Cash (5) (3) - (11) (19) Balance as of fiscal 2024 $ 8 $ - $ - $ - $ 8 Since 2022, cumulative costs attributed to restructuring programs total $31 million. 8. Segment and Geographic Data Spinco’s operations are organized into two reportable segments: Americas and Rest of World. The structure is designed to align us with our customers, provide improved service, and drive future growth in a cost-efficient manner.

18 Selected information by reportable segment is presented in the following tables: 2024 2023 2022 Net sales Americas $ 1,493 $ 1,531 $ 1,909 Rest of World 694 744 894 Total $ 2,187 $ 2,275 $ 2,803 Operating income (loss) Americas $ 51 $ 81 $ 152 Rest of World (192) (12) 20 Total $ (141) $ 69 $ 172 Depreciation and amortization Americas $ 123 $ 119 $ 121 Rest of World 52 50 47 Total $ 175 $ 169 $ 168 2024 2023 Total assets: Americas $ 2,028 $ 2,037 Rest of World 779 990 Total assets $ 2,807 $ 3,027 2024 2023 Long-lived assets: Americas $ 1,460 $ 1,617 Rest of World 461 577 Total long-lived assets $ 1,921 $ 2,194 Selected information by geographical region is presented in the following tables: 2024 2023 2022 Net sales: United States and Canada $ 991 $ 998 $ 1,190 Latin America 502 533 719 Rest of world 694 744 894 Total net sales $ 2,187 $ 2,275 $ 2,803 Selected information by product line is presented in the following tables: (in percentages) 2024 Net sales: Personal Care 49 % Consumer Solutions 51 Total Net Sales 100% 9. Subsequent Events On November 4, 2024, Treasure Holdco, Inc. (then a wholly owned subsidiary of Berry), Berry, Magnera, and certain wholly owned subsidiaries of Magnera completed the previously disclosed spinoff and merger transactions

19 contemplated by the RMT Transaction Agreement. As part of the Transactions, Treasure Holdco, Inc. entered into a $785 million term loan due 2031, an $800 million 7.25% senior secured notes due 2031 and a $350 million revolving credit facility.